Exhibit  10.05

PEDRO RICARDO REVECO HORMAZABAL
PUBLIC NOTARY

REPERTOIRE No 3.327

Approval.

ROCKPORT -ARR2

                                 LEASE CONTRACT
                                 --------------

                            SANTANDER FACTORING S.A.
                                       TO
                           ROCKPORT HOMES CHILE LTDA.

In Santiago, Chile, on March seventh of the year two thousand one, before me, PEDRO RICARDO REVECO HORMAZABAL, Chilean, married, attorney and Titular Notary Public of the Nineteenth Notary Office of Santiago, domiciled on Bandera Street number three-hundred and forty-one, Suite three hundred and forty-two, RUT number three millions six-hundred and thirty-four thousand two-hundred and forty-seven dash one, appear in person: Mr. JUAN ANTONIO ARANEDA SAPIAIN, Chilean, married, Commercial Engineer, RUT number nine millions nine-hundred and seventy thousand six-hundred and ninety-seven dash K, and Mr. MENDEL KANONITSCH FRIEDMAN, Chilean, married, Economist, RUT number five millions three-hundred and ninety-four thousand three-hundred and one dash two, both in representation, as accredited below, of SANTANDER FACTORING S.A., company with the denominated line of business, taxation identification number (ROL) ninety-six millions five-hundred and thirty-five thousand six-hundred and twenty dash seven, all domiciled in Agustinas Street number nine-hundred and twenty, Third Floor, Santiago, henceforth "the lessor", on the one hand; and ROCKPORT HOMES CHILE LTDA., business partnership, taxation identification number (ROL) seventy-seven millions five-hundred and sixty-three thousand three hundred and eighty dash eight, duly represented, as accredited below, by CANADIAN ROCKPORT HOMES INTERNATIONAL, INC., corporation organized and incorporated under the laws of the State of Delaware, United States, represented by Mr. WILLIAM R. MALONE, Canadian, entrepreneur, single, passport number VE two seven seven four three eight, all domiciled for these purposes on Miraflores Street number two-hundred and twenty-two, Eleventh Floor, Santiago, henceforth "the leaseholder", all of the appearers surpassing the legal age to be considered adults, accredit their identities with the identification numbers above mentioned and declare:

FIRST: Description of the leased real estate. SANTANDER FACTORING S.A. owns the following real estate: lot number four A with rights equivalent to a fifty percent in the lot destined to Emos, both from the subdivision plot of the property located in Americo Vespucio Avenue number five hundred and one, being delimited as follows: Lot four A North, in line A-Q of two hundred and ninety
                         ----------------
coma thirteen meters with parcel number one and precinct belonging to Emos; South, in line F-G of sixty four coma sixteen meters with piece of ground
-----
granted by the Municipality (section Equipment), and on line H-J of two hundred and forty coma seventy seven meters with lot four B from the subdivision plot, East, in line J-Q of one hundred and three coma ninety one meters with
----
plantation that separates it from Colorado Avenue in project, and with area of Colorado Avenue in project and access and, West, in line H-G of eleven coma
                                                ----
forty five meters with piece of ground granted by the Municipality (section Equipment) and in line F-A of ninety two coma fifty four meters with road (today this road belongs to Americo Vespucio Avenue).- Lots destined to Emos: North, in
                                                ---------------------


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line  of  ten  coma  fifty meters with parcel One, South, in line of nine meters
                                                   -----
with  green spaces from the plot; East, in line of twenty coma zero seven meters
                                  ----
with  Colorado Avenue in project and, West, in line of seventeen coma twenty one
                                      ----
meters with green spaces. This real estate was purchased by the society "Compa a de Seguros de Vida Santander S.A." as set forth in the legal deed dated April twenty-first of the year one thousand nine-hundred and ninety-nine conferred in the Notary of Mr. Eduardo Pinto Peralta from Santiago city, registered infolio thirteen thousand five-hundred and seventy-five, number twenty-three thousand nine-hundred and eighty-six on the year one thousand nine-hundred and ninety-nine in the Real Estate Property Registry from the Santiago Real Estate Conservator. The property or properties henceforth described will be referred to as "the leased property" or "the leased real estate" or the same denominations expressed in plural, taking as a fact that, in all cases, all of the properties referred to are the ones described in the first clause. SECOND: Lease. Through the present instrument, SANTANDER FACTORING S.A. leases to ROCKPORT HOMES CHILE LTDA the real estate individualized in the precedent clause. The leaseholder accepts to itself the leased real estate and declares that it will destine this property for exploitation of its own commercial activities. THIRD: Livery. The livery of the leased property comes into effect through this act, existing complete satisfaction regarding the terms of this contract by the leaseholder. FOURTH: lease rent. One.- The monthly lease rent will be the sum equivalent in Chilean pesos to one thousand one-hundred and seventy-three coma zero six-hundred and fifty-two Unidades de Fomento (UF) [1 UF = U$26.5]. Two. The rents stipulated will be paid on maturity dates directly in the offices of SANTANDER FACTORING S.A. in Santiago. In general, all payments that have to be done by the leaseholder pursuant to this contract will have to be executed in the aforementioned place unless SANTANDER FACTORING S.A. notifies the contrary to the leaseholder in due time, through certified letter addressed to the domicile mentioned in this contract. The first rent will be paid on April seven of the year two thousand one or the following banking day, and the following rents will be paid the day seven of each month. Three.- The payments will be executed in their equivalent amount in pesos, which is the regular legal tender, according to the value in force for the UF as of the effective payment day. In absence of a determination of the UF value or if the current way to determine it was modified, making its value impede to faithfully reflect the variations of the Consumer Price Index determined by the National Statistics Institute or any organism which may replace it, the rents pending for maturity will be readjusted in equivalent proportions to the variations experimented by the aforementioned index between the month precedent to the payment date of the last rent readjusted according to the UF and the month precedent to the date of effective payment of each one of the rents, based on the last amount in pesos that was paid before the occurrence of any of the aforesaid events. FIFTH:
Disencumbrance. The parties expressly put on record that SANTANDER FACTORING S.A. has acquired the property object of the present contract under the express request of the leaseholder and with the only and exclusive objective of leasing it with a purchase option, in consequence: One.- SANTANDER FACTORING S.A. will not be responsible for the disturbances that the leaseholder may undergo during the possessory action of the leased property, be it due to actions committed by third parties or by third parties that justify any rights on the leased property, no matter the origin of this right, whether prior or subsequent to the execution of the present contract, being the lessor aware or not of this situation, and no matter the privation that the leaseholder may suffer as a consequence. Two.- SANTANDER FACTORING S.A will not be responsible in any case for the bad condition o low quality of the leased property, no matter its nature, and whether or not this occurrence had existed by the time the contract was entered into, even when the lessor was aware or must have been aware of this situation. Three.- The lessor recognizes to be the former owner of the documents of the leased property, and declares that any vice derived from these documents will be of its entire and exclusive responsibility. In line with the aforementioned, any amendment, clarification or rectification that has to be executed, be it judicial, administrative or conventional, as well as the applicable inscriptions, under-inscriptions and annotations will be carried directly by the leaseholder, in its own charge and risk, with no right to claim any reimbursement for this concept, or any reduction in the rent amount to SANTANDER FACTORING S.A. Four.- If the property is occupied by a person when the leaseholder takes over, all the judicial and extrajudicial actions to be taken in order to evacuate the place will be responsibility of the leaseholder. The lessor does not assume any responsibility for this concept, therefore the cost involved in the evacuation process will have to be paid exclusively by the leaseholder. Five.- The leaseholder demits to execute any claim to SANTANDER FACTORING S.A. for any of the above mentioned concepts whose responsibility does not correspond to the lessor, and also demits to ask for the termination of the contract or to be exempted from the complete and timely fulfillment of its obligations originated from it, especially from the payment of the lease rent aggregate amount, based on the same facts. SIXTH: Maintenance and preservation of the leased property. One.- The leaseholder will have to maintain, on its


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charge  and  cost,  the  leased real estate in perfect cleaning and preservation conditions, making all the necessary repairs, renting and not renting, whatever the cause may be. The leaseholder will have no right to reimbursement or to any indemnification for the repairs and/or maintenances executed, nor for the items replaced or added to the leased property. Two.- The betterments of any nature introduced by the leaseholder to the leased property will belong to SANTANDER FACTORING S.A. since the time of the introduction into the place, and the leaseholder will have no right to receive any reimbursement for the value; in addition, the items will not be withdrawn or taken away at the end of the leasing period, unless duly authorized in written by the lessor and provided that the withdrawal does not cause any detriment to the leased property. Three.- SANTANDER FACTORING S.A. will have no responsibility for the direct or indirect damages, foreseen or unforeseen, that due to the use of the leased property, may be caused to the person or the property belonging to the leaseholder, to its employees, its relatives or third parties; this responsibility corresponds wholly and entirely to the leaseholder. Four.- The leaseholder will have to pay the property tax that is exercised on the real estate, and the bills originated from the consumption of domiciliary services, having the obligation to accredit the timely accomplishment of these tasks to SANTANDER FACTORING S.A. In addition, the leaseholder will be responsible for territorial taxes which at the date of this agreement are pending for payment, no matter their obsolescence and/or all taxes accrued during the validity of the present contract. Likewise, the leaseholder will be responsible for the expenses derived from the urban services and the bills derived from domiciliary services which at the date of this agreement are pending for payment, no matter their obsolescence. SEVENTH:
Prior lessor consent. The leaseholder will have to obtain the previous written consent by SANTANDER FACTORING S.A. to execute any of the following acts in relation to the leased property: a) To apply modifications, betterments or alterations of any kind. b) Change the purpose of the type of business. c) To constitute any rights over the property in favour of third parties, to demise in any way its use or holding, and demise the rights that this contracts stipulates for the leaseholder. EIGHT: Control over the leased property. One.- The leaseholder recognizes that the control over the leased property belongs to SANTANDER FACTORING S.A. and, in consequence, commits itself to execute no acts that may alter the ownership title or that may tend to any disposition, transfer or encumbrance, or that may result in any of the aforementioned acts. Two.- If the leaseholder is aware of facts or acts through which the ownership title of SANTANDER FACTORING S.A. is subject to impugnation or unawareness, or if any of these facts derive in situations that threaten or interrupt the exercise of its right, the leaseholder must immediately notify to the lessor and execute on its own charge the proper actions, exceptions or reclamations, before the corresponding administrative, political or judicial authority, in order to accredit the ownership of the lessor over the leased property. Three.- The leaseholder will permit access to the lessor, its agents or employees, provided that a previous reasonable notification has been timely sent to the leaseholder.
NINTH: Risk of destruction, loss and damage. One.- All risk of destruction, loss or damage to the leased property, total or in part, no matter its cause, be it by superior force or inevitable accident, be it caused by the leaseholder, its employees or third parties or not, will be taken over and borne by the leaseholder. Two.- Consequently, if the real estate was destroyed in its integrity due to a disaster, and as a result of this fact the lease contract came to an end, the leaseholder will have to continue paying to the lessor the same amounts mentioned in the clause four and in the same aforementioned maturity dates until the end of the period, which has been stipulated by the lessor, without prejudice that the disaster had been covered by an insurance; if this is the case, the following clause (tenth) will have to be applied. Three.- If the disaster affecting the property caused only a partial loss, then the lease contract will continue its full effect and the leaseholder will have to pay the agreed lease rent, with discounts of no kind, without prejudice that, if the disaster was covered by an insurance, the following clause will have to be applied. TENTH.- Insurance of the leased property. One.- Without prejudice of the aforementioned, during all the validity of the lease contract, the property will be insured by SANTANDER FACTORING S.A. in each and every coverage required by the lessor. SANTANDER FACTORING S.A. will be the only beneficiary of the respective Insurance Policy, which will have to be explicitly determined in the related document. Two.- The leaseholder will have to respect all the clauses and conditions of the hired insurance policies, and must inform immediately to the lessor if a disaster has occurred to the leased property, indicating date, place and circumstances, the origin and the estimate amount of the damages. The same information must be timely submitted to the insurance company. Three.- If the disaster affecting the property was total, without prejudice of the aforementioned, the indemnification paid by the insurance company, in this case SANTANDER FACTORING S.A., will be destined to the payment of the expired amounts or of the pending for maturity instalments as of the date of the disaster and until the end of the contract period, plus the sales prices of the leased


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property established in the twelfth clause. In case there is no indemnification, or if the amount is not enough to cover the total of the leaseholder's debt, it must pay the difference for cash to the lessor. Otherwise, the excess will be the responsibility of the leaseholder. Four.- If the disaster was partial and, for any cause, the insurance company did not pay the indemnification, or if this indemnification was insufficient, the leaseholder will have to assume on its own charge the value for the repairs that have not been covered by the insurance. Five.- Likewise, if the insurance company does not pay the indemnification to repair the caused damage to third parties, for any cause, or if the amount paid was insufficient, the leaseholder will be responsible to pay to SANTANDER FACTORING S.A., upon requirement, any sum that SANTANDER FACTORING S.A. had previously paid for this damage. Six.- The reinstatement of the totality of the insurances after a disaster has occurred will be the entire responsibility of the leaseholder. ELEVENTH: Duration of the lease contract. This lease contract will have a fixed duration time of twenty-four months, starting the seventh of April of the year two thousand one. TWELFTH. Irreversible sale offer. One.- Once finished the contract and once all obligations agreed by the leaseholder have been timely accomplished, SANTANDER FACTORING S.A. is irreversibly obliged to sell the leased property for the price of one-hundred and seventy-one thousand two-hundred and forty-four coma zero nine-hundred and ninety Unidades de Fomento
(UF), payable for cash in national money, at the moment of entering into the respective contract of sale, according to the value of the UF effective on the cash payment date. In case of acceptance of the offer, the sale will be perfected through the granting and subscription of the respective public deed, within the thirty days following to the maturity of the lease contract duration, in the Notary assigned by the lessor. The offer will prescribe if the leaseholder incurs in any non-compliance of the corresponding obligations in virtue of the present lease contract and/or any other contract that had been or that will be entered into with the lessor; and SANTANDER FACTORING S.A. will not be compelled to continue the offer in the event that the leaseholder owes any amount of money or in the case that there is any pending litigation relating to or due to the leased property, unless the leaseholder sufficiently bonds SANTANDER FACTORING S.A. the expenses of the trial. The expenses, rights and taxes derived from the sale contract and the subsequent transfer of ownership to the leaseholder will be of its entire and exclusive charge and cost. Two.- The leaseholder will have to inform the chosen option to SANTANDER FACTORING S.A. by certified letter, at least thirty days before the maturity date of the present lease contract. In consequence, the manifest acceptance of the sale offer will be considered executed provided that the leaseholder duly pays on time the price of the sale and concurs to the granting of the respective instrument. Otherwise, it will be understood that the leaseholder has taken the option to return the leased property, having to proceed in the way established in the following number. Three.- If the leaseholder decides to return the leased property, it will have to liver the real estate within the five working days following to the maturity date of the contract, in perfect conditions (well cleaned and conserved), with the normal wastage proper to its use. All expenses derived from the restitution will be the exclusive responsibility of the leaseholder. In case of mora or simple delay in the restitution, the leaseholder will have to pay to SANTANDER FACTORING S.A., like moratory indemnification for the damages previously evaluated by the parties, for each delay day or fraction of day. Four.- Advanced exercise of the purchase option. Once all obligations agreed by the leaseholder have been timely accomplished by its part, the leaseholder will have the opportunity to enforce in advance its purchase option, in any moment, provided it pays all the instalments remaining to complete the agreed rents, plus the value of the purchase option. In this case, the unearned remaining instalments will be deducted to the rate in effect mentioned in the contract. This offer will prescribe if the leaseholder incurs in any non-compliance of the corresponding obligations in virtue of the present lease contract. The expenses, rights and taxes derived from the sale contract and the subsequent transfer of ownership to the leaseholder will be its entire and exclusive charge and cost.
THIRTEENTH: Non-compliance by the leaseholder. One.- The non-compliance with any of the obligations that correspond to the leaseholder in virtue of the present contract, especially the absence of the timely payments of two consecutive lease rents agreed in the fourth clause, will enable SANTANDER FACTORING S.A. to enforce one or any of the following rights: a) To dismiss the contract ipso facto, with no need of court order or related transactions, therefore demanding the immediate restitution of the leased property, the payment of the complete amount of the matured lease rents and, by way of penal clause due to the damages previously assessed concordantly by the parties, a fifty percent of the rents that were pending for maturity at the time of the non-compliance, or b) To demand payment for all the matured lease rents, with no need of declarations or related transactions, the payment for all the succeeding until the end of the lease period; these rents will be considered as accrued for the whole corresponding period and expired for this sole fact. In this case, and only if all the rents and respective moratory interests had been paid and if the


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leaseholder  did  not have any pending payments to SANTADER FACTORING S.A., such leaseholder will keep its right to enforce the purchase option agreed in the precedent clause, in the terms, deadlines and conditions detailed in this clause. Two.- The stipulated in this clause is without prejudice to the right that SANTADER FACTORING S.A. has to charge moratory interests, in the terms established in the fifteenth clause. FOURTEENTH: Expiry of the term. One.- without prejudice to the stipulated in the precedent clause, in case the leaseholder goes bankrupt, required by itself or if the leaseholder or more creditors made prepositions of judicial or extra-judicial agreements, the leaseholder will be able to choose the option to declare the expiry of the term of the present contract and require, in consequence, the restitution of the leased property, in the same terms mentioned in letter b) of such clause. Two.- SANTADER FACTORING S.A. will be able to enforce one of the mentioned options, with no need of declarations or related transactions, provided that it sends a notification through certified letter announcing its decision. FIFTEENTH:
Moratory interests. One.- Any payment executed by the leaseholder prior to the agreed date in the present contract will give right to SANTADER FACTORING S.A. to charge to the leaseholder the maximum interest permitted by Law in relation to readjustable operations, over the total amount of the outstanding obligation and until the date of its effective payment, without prejudice to the becoming readjustment, in case this has not been agreed in relation to the payment, and will be determined by applying the variance of the UF between the date in which the payment must have been executed and the date of the effective payment, o in its replacement, the Consumer Price Index, in the same way as indicated in the clause four. Two.- The same conditions will be applied to the reimbursement of any expenses performed by SANTADER FACTORING S.A. on behalf of the leaseholder.
SIXTEENTH: Compensation. Any sum owed by the leaseholder to the lessor for any concept can be directly deducted by the lessor from the sums that must be returned, with no need of any declaration, clearing this way the credits up to the minor sum, without prejudice to the right that SANTADER FACTORING S.A. has to charge any difference that may arise from it. SEVENTEENTH: Expropriations. SANTADER FACTORING S.A. will not be responsible for the expropriations to which the property of this lease contract with purchase option is or may be subject to, the assumed risk derived from this will be responsibility of the leaseholder ROCKPORT HOMES CHILE LTDA., declaring from now that they waive to any civil, administrative or any other action that may arise from this concept against SANTADER FACTORING S.A. EIGHTEENTH: Contract assignment. One.- The lessor keeps for itself the faculty to transfer the right to charge the lease rents agreed in the clause four to third parties, be it in ownership or under guarantee, be it to assign a representative for its collection. Two.- The parties expressly agree that, in virtue of the right granted in the present clause, if SANTADER FACTORING S.A. pledged in favour of a third party the credits that it has against the leaseholder in virtue of this contract, a notification through certified letter will be enough to the leaseholder. NINETEENTH: RIGHT TO INFORMATION. SANTADER FACTORING S.A. will be able to demand to the leaseholder, when needed, a detailed and updated report about its financial statements. With this object, the leaseholder will enable SANTADER FACTORING S.A. to require to Banks and Financial Institutions the information on the condition statements and other financial or personal information of the leaseholder, relative to operations executed or being executed by it with such Banks and Financial Institutions. In any event, the leaseholder will have to submit its financial statements every six months since the beginning of the leasing period. As for SANTADER FACTORING S.A., it will keep strict reserve on the information given by the leaseholder, which will not be revealed to third parties without its express authorization. TWENTIETH: INDIVISIBILITY OF THE LEASEHOLDER'S OBLIGATIONS. The parties expressly agree that each and every one of the obligations derived from this contract will have the character of indivisible for the leaseholder, its inheritors and/or successors; this will apply to all legal effects that take action, especially those beheld in the articles one thousand five-hundred and twenty-eight of the Civil Code. TWENTY FIRST: Arbitration. a) Each and every doubt or difficulty arisen between the parties on the grounds of the present contract, its interpretation, accomplishment, validity, execution, termination, resolution, invalidity, and the collection of every fine, indemnification, reimbursements, or lease rents derived from this contract, and any other expenses, no matter what, will be resolved each time according to the procedure agreed hereinafter, by means of an arbitrator against whose resolutions there will be no resource whatsoever, the parties in consequence waiving to them. b) The parties designate Mr. Rafael Gomez Balmaceda as arbitrator and if he did not want to or was not able to accept or execute the designation even for a supervening cause, they designate Mr. Miguel Leighton Puga. c) In absence of arbitrators, the designation will correspond to the provincial courts, having the obligation to assign a lawyer performing as titular professor of civil or commercial law in one of the law schools with main seat in Santiago, be it from


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Universidad  de  Chile or Universidad Catolica de Chile or that is or has been a lawyer member of the Supreme Court for at least two consecutive periods. d) The notification, acceptance or rejection for the exercise of the arbitrator designation will be executed and certified by means of a Notary Public of the city and commune of Santiago, who will testify in act subscribed by him. e) The parties agree that the arbitration previously concurred will be subject to the procedural norms that regulate the article six-hundred and seven and the subsequent articles of the Code of Civil Procedure. f) Without prejudice of the aforesaid, the actions to be taken by Banco Santander - Chile regarding the abovementioned matters, can be deduced before the Provincial Courts or before the arbitrator, upon unilateral option by Banco Santander - Chile. TWENTY
SECOND: Domicile. For all intents and purposes of the present contract, the parties set domicile in the city and commune of Santiago, being subject to the competence of its Tribunals. TWENTY THIRD: Expenses and taxes. The leaseholder will have the responsibility to pay all expenses, rights and taxes derived from this present contract, whether derived before, during or at the end of the lease contract. THE LEGAL CAPACITY of the representatives from SANTADER FACTORING S.A. is comprised in the public deed dated nineteenth of December of the year two thousand, in the Notary of Mrs. Nancy De La Fuente of Santiago, tenth of January of the year two thousand one, Eduardo Pinto Peralta of Santiago, and twentieth of May of the year one thousand nine-hundred and ninety-nine, Notary Eduardo Pinto Peralta of Santiago. The legal capacity of Mr. William R. Malone to represent the company ROCKPORT HOMES CHILE LTDA., is comprised in the public deed dated two of February of the year two thousand one granted in the Notary of Mrs. Nancy De la Fuente Hernandez, of Santiago. The aforementioned legal deeds are not included in this contract because they are known to the parties and to the Notary in charge of the authorization. Written declaration redacted by Mrs. Andrea Lira Droguett.- In evidence and previously read this document, the appearers validate and sign before the Notary that duly authorizes. Copy is delivered. Registered in the repertoire number three thousand three-hundred and twenty-seven. I certify.


                                  (signatures)
               Both in representation of SANTANDER FACTORING S.A.

                                  (signature)
                                WILLIAM R. MALONE
        In representation of CANADIAN ROCKPORT HOME INTERNATIONAL, INC.
        And this company in representation of ROCKPORT HOMES CHILE LTDA.



The above document is a fair and accurate English translation of the Lease Agreement between Santander Factoring S.A. and Canadian Rockport Homes International, Inc.

        /s/  William Malone
-------------------------------------------------------------
By:     William Malone
Title:  Chairman, Canadian Rockport Homes International, Inc.


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